UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2009

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52048	84-1702964
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1221 Avenue of the Americas New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 562-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed on Form 8-Ks filed with the SEC on June 4, 2009 and June 5, 2009, on June 3, 2009 Cowen Group, Inc. (the “Company”) entered into a Transaction Agreement and Agreement and Plan of Merger (the “Transaction Agreement”) with LexingtonPark Parent Corp. (“New Parent”), Lexington Merger Corp., Park Exchange LLC and Ramius LLC.  In connection with their entry into the Transaction Agreement, the Company and New Parent entered into employment agreements with David M. Malcolm, the Company’s current President and Chief Executive Officer and Christopher A. White, the Company’s current Vice President, Chief of Staff and Chief Administrative Officer.  These employment agreements will become effective upon the consummation of the transactions set forth in the Transaction Agreement (the “Transaction”) and, in the case of Mr. Malcolm, will supersede his current employment agreement with the Company.

In connection with their entry into these employment agreements, Messrs. Malcolm and White waived their rights to accelerated vesting of their Cowen equity compensation awards upon consummation of the Transaction and agreed not to sell any shares held by them as of consummation of the Transaction or received in respect of equity awards granted prior to the consummation of the Transaction until the one year anniversary of the Transaction, with exceptions for certain qualifying terminations of their employment, a change in control of New Parent and the payment of taxes.  Mr. Malcolm also waived his right to a $5 million change in control severance payment and a lump sum payment of his senior advisor fees, which amounts would have been immediately payable in connection with a termination of his employment following consummation of the Transaction.

The employment agreements provide, among other things, (i) with respect to Mr. Malcolm, that he will be employed as the Chief Executive Officer and President of New Parent’s Broker-Dealer Subsidiary, will serve as a member of New Parent’s board of directors and as a member of New Parent’s Executive Management Committee and Operating Committee and (ii) with respect to Mr. White, that he will be employed as a Managing Director of New Parent and will serve as a member of New Parent’s Operating Committee.  Messrs. Malcolm and White will be entitled to annual base salaries of $450,000 and $250,000, respectively, and will be eligible to receive an annual performance-based bonus as determined, with respect to Mr. Malcolm, by the Compensation Committee of the Board and, with respect to Mr. White, by Mr. Malcolm and the Chief Executive Officer of New Parent.  Mr. Malcolm is entitled to a guaranteed minimum bonus of $200,000 for each completed calendar year ending during the term of employment.

Effective as of the consummation of the Transaction, in lieu of any change in control payments, Mr.Malcolm will receive a cash payment of $1,500,000 and a restricted equity grant of 288,832 shares of New Parent common stock, which will generally vest in two equal installments on each of the second and third anniversaries of consummation of the Transaction, subject to earlier vesting in the event of certain qualifying terminations of employment or a change in control of New Parent.  Effective as of the consummation of the Transaction, New Parent will grant Mr. White 115,533 shares of New Parent common stock with the same vesting and other terms as those mentioned above for Mr. Malcolm.

Mr. Malcolm’s employment agreement retains the Senior Advisor provisions from his current agreement with the Company, except that he may not retire prior to the date in the first quarter of 2012 on which 2011 annual bonuses are paid.

In the event that Mr. Malcolm’s or Mr. White’s employment is terminated by New Parent without Cause or by the executive with Good Reason (each, as defined in the respective employment agreement), the executives will be entitled to (i) certain accrued obligations, (ii) vesting of their New Parent equity compensation awards  and  exercisability of any stock options for the remainder of their terms, and (iii), with respect to Mr. Malcolm, a cash payment equal to the sum of $2,250,000, his prior year’s base salary and the cash portion of his prior year’s bonus, as well as vesting of his interest in Cowen Healthcare Royalty Partners consistent with his existing agreement with the Company.

Cautionary Notice Regarding Forward-Looking Statements

This document may contain forward-looking statements including statements relating to the market opportunity and future business prospects of the Company.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Consequently, all forward-looking statements made in this document are qualified by those risks, uncertainties and other factors.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Transaction Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Transaction Agreement due to the failure to obtain Company stockholder approval; (4) the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Transaction Agreement; (5) the risk that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the combination of the Company and Ramius, including potential cost savings and the ability to expand into new business lines; and (7) the possibility that the Company may be adversely affected by other economic, business and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance.  Please reference the Company’s SEC filings, which are available at the Company’s website, for a detailed description of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Certain statements in this document relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Except for the ongoing obligations of the Company to disclose material information under the federal securities laws, the Company does not undertake any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events, unless required by law.

Additional Information About the Transactions

In connection with the proposed transactions, the Company will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of the Company.  The Company will mail the final proxy statement/prospectus to its stockholders.  Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC and/or incorporated by reference in those documents, as well as any amendments or supplements to those documents, because they will contain important information about the Company and the proposed transactions.

Investors and security holders may obtain these documents (and any other documents filed by the Company with the SEC) free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Investor Relations, 1221 Avenue of the Americas, New York, NY 10020 or from the Company’s Investor Relations page on its corporate website at www.cowen.com.

The directors, executive officers, certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of the Company.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC.  Information about the executive officers and directors of the Company is set forth in the proxy statement for the Company’s 2008 Annual Meeting of Stockholders filed with the SEC on April 30, 2008 and the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A filed on April 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.
Date: June 9, 2009	By:	/s/ Christopher A. White
Name: Christopher A. White Title: Vice President